Exhibit 99.2

KAR Auction Services, Inc.

Q3 and YTD 2011 Supplemental Financial Information

November 2, 2011

KAR Auction Services, Inc.

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses Adjusted EBITDA to evaluate our performance and to evaluate results relative to incentive compensation targets. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended September 30, 2011
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated
Net income (loss)	$14.1	$9.7	$14.1	($5.7)	$32.2
Add back:
Income taxes	3.9	6.9	8.0	(4.1)	14.7
Interest expense, net of interest income	0.1	0.5	3.4	25.3	29.3
Depreciation and amortization	20.8	16.4	6.2	0.4	43.8
Intercompany	14.8	9.6	(3.8)	(20.6)	—

EBITDA	53.7	43.1	27.9	(4.7)	120.0
Adjustments	3.7	3.8	(1.9)	(9.9)	(4.3)

Adjusted EBITDA	$57.4	$46.9	$26.0	($14.6)	$115.7

	Three Months Ended September 30, 2010
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated
Net income (loss)	$22.6	$8.5	$11.5	($17.0)	$25.6
Add back:
Income taxes	13.7	5.1	6.7	(14.4)	11.1
Interest expense, net of interest income	0.3	0.6	1.9	32.7	35.5
Depreciation and amortization	21.6	14.3	6.2	0.1	42.2
Intercompany	9.6	9.5	(3.0)	(16.1)	—

EBITDA	67.8	38.0	23.3	(14.7)	114.4
Adjustments	4.0	3.5	(1.4)	0.6	6.7

Adjusted EBITDA	$71.8	$41.5	$21.9	($14.1)	$121.1

	Nine Months Ended September 30, 2011
(Dollars in millions) , (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated
Net income (loss)	$57.8	$49.6	$42.2	($91.9)	$57.7
Add back:
Income taxes	14.9	28.9	22.3	(57.3)	8.8
Interest expense, net of interest income	0.5	1.6	8.5	101.5	112.1
Depreciation and amortization	63.2	48.9	18.6	0.8	131.5
Intercompany	37.5	28.8	(10.6)	(55.7)	—

EBITDA	173.9	157.8	81.0	(102.6)	310.1
Adjustments	10.6	2.6	(4.9)	56.7	65.0

Adjusted EBITDA	$184.5	$160.4	$76.1	($45.9)	$375.1

	Nine Months Ended September 30, 2010
(Dollars in millions) , (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated
Net income (loss)	$72.0	$33.3	$27.2	($70.2)	$62.3
Add back:
Income taxes	38.7	21.5	17.4	(47.9)	29.7
Interest expense, net of interest income	0.8	1.7	5.1	98.7	106.3
Depreciation and amortization	64.6	43.7	18.6	0.4	127.3
Intercompany	31.0	28.6	(8.5)	(51.1)	—

EBITDA	207.1	128.8	59.8	(70.1)	325.6
Adjustments	11.3	11.8	(0.7)	24.2	46.6

Adjusted EBITDA	$218.4	$140.6	$59.1	($45.9)	$372.2

Certain of our loan covenant calculations utilize financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended				Twelve Months Ended
(Dollars in millions), (Unaudited)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Net income	$7.3	$39.8	($14.3)	$32.2	$65.0
Add back:
Income taxes	(2.5)	1.0	(6.9)	14.7	6.3
Interest expense, net of interest income	35.0	33.2	49.6	29.3	147.1
Depreciation and amortization	44.0	44.1	43.6	43.8	175.5

EBITDA	83.8	118.1	72.0	120.0	393.9
Nonrecurring charges	8.4	2.8	16.2	5.8	33.2
Noncash charges	12.9	8.5	46.2	(7.5)	60.1
AFC interest expense	(2.1)	(2.1)	(2.3)	(2.6)	(9.1)

Adjusted EBITDA	$103.0	$127.3	$132.1	$115.7	$478.1

Segment Results

ADESA Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2011	2010	2011	2010
ADESA revenue	$241.3	$267.4	$767.1	$821.1
Cost of services*	137.7	147.7	436.4	456.5

Gross profit*	103.6	119.7	330.7	364.6
Selling, general and administrative	50.1	52.2	157.6	158.0
Depreciation and amortization	20.8	21.6	63.2	64.6

Operating profit	$32.7	$45.9	$109.9	$142.0

EBITDA	$53.7	$67.8	$173.9	$207.1
Adjustments	3.7	4.0	10.6	11.3

Adjusted EBITDA	$57.4	$71.8	$184.5	$218.4

*	Exclusive of depreciation and amortization

Revenue for ADESA for the three months ended September 30, 2011, decreased $26.1 million, or 10%, to $241.3 million, as compared with $267.4 million for the three months ended September 30, 2010. Gross profit for ADESA decreased $16.1 million, or 13%, to $103.6 million, as compared with $119.7 million for the three months ended September 30, 2010. Gross margin for ADESA was 42.9% for the three months ended September 30, 2011 versus 44.8% for the three months ended September 30, 2010. The decreases in revenue and gross profit were primarily a result of a 15% decrease in the number of vehicles sold, partially offset by an increase in revenue per vehicle sold, both as compared to the three months ended September 30, 2010. Selling, general and administrative expense decreased $2.1 million to $50.1 million, primarily due to decreases in compensation and related employee benefits, marketing costs, professional fees and other miscellaneous expenses, partially offset by increases for costs at acquired sites and fluctuations in the Canadian exchange rate.

Revenue for ADESA for the nine months ended September 30, 2011, decreased $54.0 million, or 7%, to $767.1 million, as compared with $821.1 million for the nine months ended September 30, 2010. Gross profit for ADESA decreased $33.9 million, or 9%, to $330.7 million, as compared with $364.6 million for the nine months ended September 30, 2010. Gross margin for ADESA was 43.1% for the nine months ended September 30, 2011 versus 44.4% for the nine months ended September 30, 2010. The decreases in revenue and gross profit were primarily a result of an 11% decrease in the number of vehicles sold, partially offset by a reduction in cost of services as compared to the nine months ended September 30, 2010. Selling, general and administrative expense decreased $0.4 million to $157.6 million, due to decreases in marketing costs, compensation and incentive compensation costs and other miscellaneous expenses, partially offset by increases for costs at acquired sites, fluctuations in the Canadian exchange rate and travel costs.

For the three months ended September 30, 2011, ADESA’s used vehicle conversion percentage declined to 57.3% as compared to 64.2% for the three months ended September 30, 2010. For the nine months ended September 30, 2011, ADESA’s used vehicle conversion percentage declined to 61.6% as compared to 65.9% for the nine months ended September 30, 2010. The decline in conversion rates was driven by the company’s growth in dealer consignment vehicles, which typically convert at a lower conversion rate than institutional vehicles.

IAAI Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2011	2010	2011	2010
IAAI revenue	$164.7	$142.3	$513.8	$458.4
Cost of services*	100.0	86.6	301.4	271.9

Gross profit*	64.7	55.7	212.4	186.5
Selling, general and administrative	20.3	17.9	59.9	58.5
Depreciation and amortization	16.4	14.3	48.9	43.7

Operating profit	$28.0	$23.5	$103.6	$84.3

EBITDA	$43.1	$38.0	$157.8	$128.8
Adjustments	3.8	3.5	2.6	11.8

Adjusted EBITDA	$46.9	$41.5	$160.4	$140.6

*	Exclusive of depreciation and amortization

Revenue from IAAI for the three months ended September 30, 2011 increased $22.4 million, or 16%, to $164.7 million, as compared with $142.3 million for the three months ended September 30, 2010. Gross profit at IAAI increased $9.0 million, or 16%, to $64.7 million, as compared with $55.7 million for the three months ended September 30, 2010. Gross margin for IAAI was 39.3% for the three months ended September 30, 2011 versus 39.1% for the three months ended September 30, 2010. The increases in revenue and gross profit for the three months ended September 30, 2011 were primarily a result of a 10% increase in vehicles sold, an increase in fee revenue per unit due to an increase in average selling price for vehicles sold at auction and the incremental revenue attributable to non-insurance vehicles sold for the three months ended September 30, 2011. Selling, general and administrative expense increased $2.4 million, or 13%, to $20.3 million, as compared with $17.9 million for the three months ended September 30, 2010. The increase in selling, general and administrative expenses was primarily attributable to an increase in professional fees related to information technology and marketing initiatives.

Revenue from IAAI for the nine months ended September 30, 2011 increased $55.4 million, or 12%, to $513.8 million, as compared with $458.4 million for the nine months ended September 30, 2010. Gross profit at IAAI increased $25.9 million, or 14%, to $212.4 million, as compared with $186.5 million for the nine months ended September 30, 2010. Gross margin for IAAI was 41.3% for the nine months ended September 30, 2011 versus 40.7% for the nine months ended September 30, 2010. The increases in revenue and gross profit for the nine months ended September 30, 2011 were primarily a result of a 6% increase in vehicles sold, an increase in fee revenue per unit, due to an increase in average selling price for vehicles sold at auction, as well as the incremental revenue attributable to non-insurance vehicles sold for the nine months ended September 30, 2011. Selling, general and administrative expense increased $1.4 million, or 2%, to $59.9 million, as compared with $58.5 million for the nine months ended September 30, 2010. The increase in selling, general and administrative expenses was attributable to increases in compensation expense, incentive-based compensation expense and professional fees related to information technology and marketing initiatives, partially offset by decreases in stock-based compensation expense, relocation expenses and severance costs.

AFC Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions except volumes and per loan amounts)	2011	2010	2011	2010
AFC revenue	$41.0	$35.6	$119.4	$94.2
Cost of services*	8.0	7.3	23.8	20.9

Gross profit*	33.0	28.3	95.6	73.3
Selling, general and administrative	5.1	5.0	14.6	13.5
Depreciation and amortization	6.2	6.2	18.6	18.6

Operating profit	$21.7	$17.1	$62.4	$41.2

EBITDA	$27.9	$23.3	$81.0	$59.8
Adjustments	(1.9)	(1.4)	(4.9)	(0.7)

Adjusted EBITDA	$26.0	$21.9	$76.1	$59.1

Loan transactions	269,131	238,204	792,874	689,457
Revenue per loan transaction	$152	$149	$151	$137

*	Exclusive of depreciation and amortization

Revenue for AFC for the three months ended September 30, 2011 increased $5.4 million, or 15%, to $41.0 million, as compared with $35.6 million for the three months ended September 30, 2010. Gross profit at AFC increased $4.7 million, or 17%, to $33.0 million, as compared with $28.3 million for the three months ended September 30, 2010. Gross margin for AFC was 80% for the three months ended September 30, 2011 versus 79% for the three months ended September 30, 2010. The increases in revenue and gross profit were primarily a result of a 2% increase in revenue per loan transaction and a 13% increase in loan transaction units. The increase in revenue per loan transaction was primarily a result of increases in the average portfolio duration and loan value, as well as a decrease in credit losses.

Revenue for AFC for the nine months ended September 30, 2011 increased $25.2 million, or 27%, to $119.4 million, as compared with $94.2 million for the nine months ended September 30, 2010. Gross profit at AFC increased $22.3 million, or 30%, to $95.6 million, as compared with $73.3 million for the nine months ended September 30, 2010. Gross margin for AFC was 80% for the nine months ended September 30, 2011 versus 78% for the nine months ended September 30, 2010. The increases in revenue and gross profit were primarily a result of a 10% increase in revenue per loan transaction and a 15% increase in loan transaction units. The increase in revenue per loan transaction was primarily a result of the adoption of Accounting Standards Update 2009-16 in 2010, a decrease in credit losses and related provision and increases in the average portfolio duration and loan value, as well as floorplan and other fee income. Selling, general and administrative expense increased $1.1 million to $14.6 million, primarily as a result of an increase in compensation expense and travel costs, partially offset by a decrease in incentive compensation.

LIQUIDITY AND CAPITAL RESOURCES

The company believes that the significant indicators of liquidity for its business are cash on hand, cash flow from operations, working capital and amounts available under its credit facility. The company’s principal sources of liquidity consist of cash generated by operations and borrowings under its revolving credit facility.

(Dollars in millions)	September 30, 2011	December 31, 2010	September 30, 2010
Cash and cash equivalents	$203.6	$119.1	$379.8
Restricted cash	6.7	8.6	6.1
Working capital	330.6	287.9	458.8
Amounts available under credit facility*	250.0	250.0	250.0
Cash flow from operations	205.5		418.0

* KAR Auction Services, Inc. has a $250 million revolving line of credit as part of the company’s Credit Agreement, which was undrawn as of September 30, 2011. There were related outstanding letters of credit totaling approximately $28.8 million, $29.4 million and $33.7 million at September 30, 2011, December 31, 2010 and September 30, 2010, respectively, which reduce the amount available for borrowings under the senior credit facility.

For the nine months ended September 30, 2011, the Company used cash of $64.2 million to purchase property, plant, equipment and computer software and $6.9 million for an acquisition and contingent payments for previous acquisitions. In addition, the Company extinguished its former senior secured credit facility and other debt by using proceeds from the new Term Loan B as well as cash on hand to pay; i) all principal outstanding and interest due under the company’s 2007 Credit Agreement, and ii) the principal and net premiums related to the repurchase of the company’s 8  3/4% Senior Notes and 10% Senior Subordinated Notes.

Non-GAAP Financial Measures

The company provides historical and forward-looking non-GAAP measures called EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth previously.

Earnings guidance also does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes stock-based compensation under certain equity grants related to the 2007 merger, increased depreciation and amortization expense that resulted from the 2007 revaluation of the company’s assets, as well as one-time charges, net of taxes.